UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 17, 2013

NOVAVAX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9920 Belward Campus Drive

Rockville, Maryland 20850

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (240) 268-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On June 17, 2013, in accordance with applicable Swedish law, Isconova AB (“Isconova”) filed a press release announcing the intent of Novavax, Inc. (the “Company”) to file a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) on June 17, 2013 relating to the Company’s previously announced offer for the shares and warrants of Isconova, which the Registration Statement was subsequently filed. A copy of the press release is attached hereto as Exhibit 99.1.

Important additional information will be filed with the SEC

This current report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed combination of the Company and Isconova, the Company has filed with the SEC a Registration Statement on Form S-4 that includes a preliminary prospectus of the Company. These materials will not be final and may be amended. The Company urges Isconova investors to read the S-4 prospectus, and the Swedish offer document regarding the proposed combination when it becomes available, as well as other documents filed with the SEC and with the Swedish Financial Supervisory Authority, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this proposed Offer, free of charge, at the SEC’s website (www.sec.gov). You may also obtain the documents filed with the SEC, free of charge, from the Company’s website (www.novavax.com) under the tab “Investor Info” and then under the heading “SEC Filings.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Isconova AB dated June 17, 2013.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.

/s/ John A. Herrmann III, J.D.
Name:	John A. Herrmann III, J.D.
Title:	Vice President, General Counsel & Corporate Secretary

Date: June 17, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Isconova AB dated June 17, 2013.